INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-34102 of Kit Cole Strategic Growth Fund of our report dated July 19, 2002 incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Independent Auditors" in such Statement of Additional Information and "Financial Highlights" in the Prospectus, which are a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Chicago, Illinois
October 25, 2002